UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 2, 2004
                Date of Report (Date of earliest event reported)


                         NORTHERN ILLINOIS GAS COMPANY
                      (Doing business as Nicor Gas Company)
             (Exact name of registrant as specified in its charter)


              Illinois                 1-7296             36-2863847
    (State or other jurisdiction    (Commission        (I.R.S. Employer
         of incorporation)          File Number)    Identification Number)


                                1844 Ferry Road
                        Naperville, Illinois 60563-9600
                (Address of principal executive offices) (Zip Code)

                                (630) 305-9500
          (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant

NICOR COMPLETES $900 MILLION SYNDICATED REVOLVING CREDIT FACILITIES

Nicor Inc. announced on Thursday, September 2, 2004 the establishment of two syndicated revolving credit facilities totaling $900 million to replace an existing syndicated revolver of $500 million that expires in September 2004 and a $500 million seasonal revolver that expired in March 2004. The new facilities consist of a $500 million, 3-year revolver available to Nicor Inc. and Nicor Gas, the company's gas distribution business, and a $400 million, 210-day seasonal revolver, expiring in April 2005, available to Nicor Gas. These new facilities, which serve as backup for the issuance of commercial paper, accommodate the company's short-term borrowing needs primarily associated with purchasing natural gas and with supporting storage inventory for delivery to its customers during the winter.

The credit facilities were arranged by ABN AMRO and JP Morgan Chase and include a total of 21 lenders.




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Signature
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    Nicor Gas Company


Date     September 2, 2004          /s/ RICHARD L. HAWLEY
      ----------------------        -----------------------
                                    Richard L. Hawley
                                    Executive Vice President and
                                    Chief Financial Officer